Exhibit 10.2

AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

THIS AMENDMENT NUMBER TWO TO CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2014 and effective as of the “Effective Date” set forth below, is entered into by and among VECTOR TRADING (CAYMAN), LP, an exempted limited partnership organized under the laws of the Cayman Islands (together with its registered successors and assigns, “Lender”), SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), and the undersigned Subsidiaries of Borrower party hereto as Subsidiary Guarantors, and in light of the following:

RECITALS

WHEREAS, Lender, Borrower and the Subsidiary Guarantors are parties to that certain Credit Agreement, dated as of July 5, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Lender make certain amendments to the Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Lender is willing to accommodate Borrower’s request.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 3 hereof:

(a) Section 1.01 of the Credit Agreement is hereby amended and modified by amending and restating the following definitions, or adding (as applicable) the following definitions, in the appropriate alphabetical order:

“Loans” means, collectively, (a) the Closing Date Loan, (b) the First Amendment Loan and (c) Second Amendment Loan and “Loan” shall mean either the Closing Date Loan, First Amendment Loan or Second Amendment Loan, as applicable, individually.

“Make Whole Premium Amount” means, with respect to any amount of the Loans prepaid in accordance with clause (i) of Section 2.01(g), (a) the interest otherwise payable on 103% of such prepaid amount, calculated from the date of prepayment until and including the second anniversary of the Second Amendment Funding Date, as discounted for such period to the date of prepayment at the Treasury Rate then in effect as of the date of such prepayment, plus 25 basis points, plus (b) the prepayment premium that would be due pursuant to Section 2.01(g) if such Loans were prepaid in accordance with clause (ii) of Section 2.01(g).

“New Recurring Bookings” means, as of any date of determination, the annual contract value of accepted subscription-based term contracts and contracted work or services (including renewals (automatic and term extensions) upgrades and add-ons, but excluding consulting or managed services bookings).

“Net Leverage Ratio” shall mean, as of any date, the ratio of:

(a) the total outstanding Debt of Borrower less the lesser of (i) $17,500,000 and (ii) the actual amount of Borrower’s Cash and Cash Equivalents as of such date, as stated on Borrower’s most recent quarterly financial statements delivered to Lender, to

(b) EBITDA for the trailing twelve (12) months immediately prior to such date, as stated on Borrower’s most recent quarterly financial statements delivered to Lender.

“Second Amendment” means that certain Amendment Number Two to Credit Agreement, dated as of September 23, 2014, by and among Borrower, the Subsidiary Guarantors party thereto and Lender.

“Second Amendment Funding Date” means the date on which the conditions set forth in Section 3 of the Second Amendment are satisfied or waived in accordance with the terms thereof.

“Second Amendment Loan” shall mean the loan in the amount of $15,000,000 made by Lender to Borrower pursuant to this Agreement on the Second Amendment Funding Date.

(b) Section 1.01 of the Credit Agreement is hereby amended and modified by deleting the definition of “Minimum Fixed Charge Coverage Ratio”.

(c) Sections 2.01(a) and (b) of the Credit Agreement are hereby amended and modified in its entirety as follows:

“(a) Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept (i) the Closing Date Loan on the Funding Date, (ii) the First Amendment Loan on the First Amendment Funding Date and (ii) the Second Amendment Loan on the Second Amendment Funding Date. Borrower may request and receive only one borrowing hereunder in respect of each Loan and any amount borrowed and repaid hereunder in respect of any Loan may not be reborrowed. Borrower’s obligation to repay the Loans shall be evidenced by the amended and restated promissory note dated as of the Second Amendment Funding Date substantially in the form of Exhibit D (the “Promissory Note”), all terms of which are incorporated herein by this reference.

(b) OID. Borrower agrees that the aggregate amount of the (i) Closing Date Loan to be advanced by Lender on the Funding Date shall be $24,500,000, (ii) First Amendment Loan to be advanced by Lender on the First Amendment Funding Date shall be $5,000,000 and (iii) Second Amendment Loan to be advanced by Lender on the Second Amendment Funding Date shall be $15,000,000; provided, however, that the aggregate principal amount of the Loans to be paid on the Maturity Date or on any prepayment date of the Loans pursuant to the Loan Documents shall equal $45,000,000. The $500,000 discount shall be treated as original issue discount (“OID”) under the IRC, and Borrower agrees that it shall file all tax and information returns and other reports consistently with the foregoing. Borrower shall cooperate with Lender to determine the yield to maturity for the Loans and shall timely provide to Lender (and promptly respond to requests for) all relevant information that is reasonably available to Borrower to enable Lender to timely comply with their respective tax reporting obligations in respect of the Loans.”

(d) Section 2.01(g) of the Credit Agreement is hereby amended and modified by in its entirety as follows:

“(g) Prepayment Premiums. If Borrower makes any prepayment of the Loan in accordance with Section 2.01(e) or (f), Lender shall be paid a prepayment premium on the date of such prepayment, in addition to the amount of the Loan prepaid, as follows: (i) if such prepayment is made on or prior to the second anniversary of the Second Amendment Funding Date, the Make Whole Premium Amount; (ii) if such prepayment is made after the second anniversary and on or prior to the third anniversary of the Second Amendment Funding Date, 3% of the aggregate amount of the Loan so prepaid; and (iii) if such prepayment is made after the third anniversary and on or prior to the fourth anniversary of the Second Amendment Funding Date, 1% of the aggregate amount of the Loan so prepaid. The calculation of any prepayment premium, including, without limitation, the Make Whole Premium Amount, shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties. Any such prepayment premium shall be fully earned on the date paid and shall not be refundable for any reason.”

(e) Section 5.09(c) of the Credit Agreement is hereby amended and modified in its entirety as follows:

“(c) [Reserved].”

(f) Section 5.09(d) of the Credit Agreement is hereby amended and modified in its entirety as follows:

“(d) Borrower shall have New Recurring Bookings of at least the required amount set forth on Schedule 5.09(d) for the period applicable thereto.”

(g) Section 5.09(e) of the Credit Agreement is hereby amended and modified in its entirety as follows:

“(e) Borrower shall have, on the last day of each fiscal quarter set forth on Schedule 5.09(e), a Net Leverage Ratio of no higher than the ratio set forth on Schedule 5.09(e) for the date applicable thereto.”

(h) Exhibits A and D to the Credit Agreement are hereby amended and modified in their entirety in the forms of Exhibits A and B attached hereto.

(i) The Credit Agreement is hereby amended and modified by deleting Schedules 5.09(a), 5.09(c), 5.09(d) and 5.09(e) and replacing Schedules 5.09(a), 5.09(d) and 5.09(e) with the Schedules 5.09(a), 5.09(d) and 5.09(e) attached hereto.

3. Conditions Precedent to Amendment. Section 2 of this Amendment, and Lender’s obligations with respect to the Second Amendment Loan, shall be effective as of August 31, 2014 (the “Effective Date”), upon satisfaction of each of the following conditions precedent:

(a) Lender shall have received this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.

(b) Lender shall have received an original amended and restated Promissory Note in the form of Exhibit A attached hereto, duly executed and delivered by Borrower, and the same shall be in full force and effect.

(c) Lender shall have received a fully executed copy of an amendment to the First Lien Credit Agreement and the same shall be (i) in form and substance satisfactory to Lender, and (ii) in full force and effect.

(d) Lender shall have received a fully executed copy of an amendment to the Intercreditor Agreement and the same shall be (i) in form and substance satisfactory to Lender, and (ii) in full force and effect.

(e) Lender shall have received the fees and expenses described in Section 5 hereof.

(f) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Subsidiary Guarantor, or Lender.

(h) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

4. Representations and Warranties. Each of Borrower and each Subsidiary Guarantor hereby represents and warrants to Lender as follows:

(a) It has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

(b) The execution, delivery, and performance by it of this Amendment (i) has been duly authorized by all necessary action of Borrower or such Subsidiary Guarantor, and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to Borrower or such Subsidiary Guarantor, the Organizational Documents of Borrower or such Subsidiary Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower or such Subsidiary Guarantor, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of Borrower or such Subsidiary Guarantor where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of Borrower or such Subsidiary Guarantor, other than Permitted Liens, or (D) require any approval of any holder of Equity Interest of Borrower or such Subsidiary Guarantor or any approval or consent of any Person under any material agreement of Borrower or such Subsidiary Guarantor, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

(c) This Amendment has been duly executed and delivered by Borrower and such Subsidiary Guarantor. This Amendment is a party is the legally valid and binding obligation of Borrower or such Subsidiary Guarantor, enforceable against Borrower or such Subsidiary Guarantor in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower, any Subsidiary Guarantor, or Lender.

(e) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(f) After giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) As of the date hereof, there is (i) no litigation pending that is related to any Restatement-Related Event, the Restatement Completion, or the NASDAQ Listing Event, other than as disclosed in Schedule 3.04 to the Credit Agreement and (ii) no investigation or proceeding by any Governmental Authority that is related to any Restatement-Related Event, the Restatement Completion, or the NASDAQ Listing Event, other than (x) the SEC Investigation and (y) any potential investigation arising in connection with Borrower’s self-disclosure pursuant to FAR Subpart 3.10.

5. Payment of Costs and Fees. Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of Lender, including, without limitation, the reasonable fees and disbursements of outside counsel to Lender, in connection with the preparation, negotiation, execution and delivery of this Amendment and the First Amendment and any documents and instruments relating hereto and thereto. Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of and Indaba Capital Fund, L.P., as a participant in the Second Amendment Loan (in such capacity, together with its registered successors and assigns, the “Participant”), including, without limitation, the reasonable fees and disbursements of outside counsel to Participant) in connection with the preparation, negotiation, execution and delivery of this Amendment and that certain Participation Agreement dated as of the Second Amendment Funding Date between Lender and Participant.

6. Release.

(a) Borrower hereby acknowledges and agrees that as of September 23, 2014, the aggregate outstanding principal amount of the indebtedness under the Credit Agreement and the other Loan Documents (including the Promissory Note) was $45,000,000 and that such principal amount is payable pursuant to the Credit Agreement and the other Loan Documents as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind.

(b) Effective on the date hereof, each of Borrower and each Subsidiary Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Lender, each of its Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom Lender would be liable if such persons or entities were found to be liable to Borrower or such Subsidiary Guarantor (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had from the beginning of the world to the date hereof, or now has, against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in any of the Loan Documents or in this Amendment. As to each and every Claim released hereunder, Borrower and each Subsidiary Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, Borrower and each Subsidiary Guarantor also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Borrower and each Subsidiary Guarantor each acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Borrower and each Subsidiary Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each of Borrower and each Subsidiary Guarantor, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. If Borrower or any Subsidiary Guarantor or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

(d) For purposes of Section 6(b) and (c), the term “Lender” shall include Participant. The Participant shall be an express third party beneficiary of the provisions of Section 6(b) and (c).

7. Borrower Cooperation. Upon request by Lender and Participant, Borrower shall do, execute, acknowledge or deliver any and all further reasonable acts and reasonable agreements as Lender may require in order to amend the Credit Agreement to allow the Participant to become a lender thereunder; provided that Borrower shall not be liable for any costs or expenses of Lender or Participant in connection therewith unless, at the time of such amendment, an Event of Default has occurred and is continuing and such Event of Default has not been cured by any Loan Party or waived by Lender.

8. Choice of Law; Arbitration. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND ARBITRATION SET FORTH IN SECTIONS 8.12 AND 8.13 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, consents, waivers and modifications set forth herein are limited to the specified hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of Lenders.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

11. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Reaffirmation of Obligations. Borrower and each Subsidiary Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party, as amended hereby. Borrower and each Subsidiary Guarantor hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Security Agreements or any other Loan Document, to Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof. Each of Borrower and each Subsidiary Guarantor hereby further does grant to Lender a perfected security interest in the Collateral in order to secure all of its present and future obligations under the Loan Documents.

13. Ratification. Borrower and each Subsidiary Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and as amended hereby.

14. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

15. Subsidiary Guarantors. Each of the undersigned Subsidiary Guarantors consent to the amendments to the Credit Agreement and waiver contained herein. Although the undersigned Subsidiary Guarantors have been informed of the matters set forth herein with respect to the Credit Agreement and have consented to same, each Subsidiary Guarantor understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents or amendments related to the Credit Agreement (other than Section 8.06), and nothing herein shall create such a duty.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

SABA SOFTWARE, INC.,
a Delaware corporation, as Borrower

By:	/s/ Mark Robinson
Name:	Mark Robinson
Title:	Chief Financial Officer

HAL ACQUISITION SUB INC., a Delaware corporation, as a Subsidiary Guarantor

By:	/s/ Peter E. Williams III
Name:	Peter E. Williams III
Title:	President

HUMANCONCEPTS, LLC, a California limited liability company, as a Subsidiary Guarantor

By:	/s/ Peter E. Williams III
Name:	Peter E. Williams III
Title:	President

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

VECTOR TRADING (CAYMAN), LP,
an exempted limited partnership organized under the laws of the Cayman Islands, as Lender

By: VCP CREDIT, L.L.C., its general partner

By:	/s/ David Baylor
Name:	David Baylor
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO CREDIT AGREEMENT

Schedule 5.09(a)

to Credit Agreement

MINIMUM EBITDA

Applicable Amount	Applicable Period

$2,200,000	For the trailing 12 month period ending August 31, 2014

$1,400,000	For the trailing 12 month period ending November 30, 2014

$700,000	For the trailing 12 month period ending February 28, 2015

$4,500,000	For the trailing 12 month period ending May 31, 2015

$8,000,000	For the trailing 12 month period ending August 31, 2015

$10,600,000	For the trailing 12 month period ending November 30, 2015

$13,400,000	For the trailing 12 month period ending February 29, 2016

$13,200,000	For the trailing 12 month period ending May 31, 2016

$17,000,000	For the trailing 12 month periods ending on or after August 31, 2016

Schedule 5.09(d)

to Credit Agreement

NEW RECURRING BOOKINGS

Applicable Amount	Applicable Period

$95,000,000	For the trailing 12 month period ending November 30, 2014

$98,416,000	For the trailing 12 month period ending as of the end of a fiscal quarter on or after February 28, 2015

Schedule 5.09(e)

to Credit Agreement

MAXIMUM NET LEVERAGE RATIO

Applicable Ratio	Applicable Date

10.10:1.00	As of August 31, 2015

7.60:1.00	As of November 30, 2015

6.00:1.00	As of February 29, 2016

6.10:1.00	As of May 31, 2016

3.00:1.00	As of the last day of each fiscal quarter ending on or after August 31, 2016

EXHIBIT A

EXHIBIT A TO

CREDIT AGREEMENT

[FORM OF] COMPLIANCE CERTIFICATE

VECTOR TRADING (CAYMAN), LP

1 MARKET PLAZA

STEUART TOWER, FLOOR 23

SAN FRANCISCO, CA 94105

ATTN: YUNHEE YOO

FACSIMILE: (415) 293-5100

This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of July 5, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), each of the Domestic Subsidiaries of Borrower party thereto as Subsidiary Guarantors (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), and VECTOR TRADING (CAYMAN), LP, an exempted limited partnership organized under the laws of the Cayman Islands (together with its registered successors and assigns, “Lender”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby certifies that:

1. I am the duly elected [chief executive] [chief financial] officer of Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the [fiscal quarter] [fiscal year] covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and we have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default, during or at the end of the [fiscal quarter] [fiscal year] covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 5.03 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate present fairly, in all material respects, the financial condition of Borrower, as of the date and for the [fiscal quarter] [fiscal year] covered thereby; and

5. Schedule I hereto sets forth financial data and computations evidencing Borrower’s compliance with certain covenants of the Credit Agreement, including Section 5.09, Section 6.03, Section 6.04, Section 6.05, Section 6.06 and Section 6.07 thereof, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrowers have taken, are taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this      day of              201    .

SABA SOFTWARE, INC.,
a Delaware corporation

By:
Name:
	Title:	[Chief Executive] [Chief Financial] Officer

SCHEDULE I

TO COMPLIANCE CERTIFICATE

Compliance Calculations

for Credit Agreement dated as of July 5, 2013

Calculations as of [            ,         ]

for [fiscal quarter][fiscal year] ending [            ,         ]

A.		MINIMUM EBITDA (SECTION 5.09(A))

	1.	EBITDA FOR THE FOR THE PERIOD COMMENCING ON [ ] AND ENDING ON [ ]:		$

	2.	LINE A1 MUST BE GREATER THAN:		$

	3.	BORROWER IS IN COMPLIANCE (CHECK YES OR NO):			☐ YES / ☐ NO
B.		AVAILABILITY PLUS QUALIFIED CASH (SECTION 5.09(B))

		1.	AVAILABILITY PLUS QUALIFIED CASH WAS AT ALL TIMES DURING THE PRIOR FISCAL QUARTER GREATER THAN OR EQUAL TO	$

		2.	BORROWER IS IN COMPLIANCE (CHECK YES OR NO):		☐ YES / ☐ NO
C.		NET DEBT (SECTION 5.09(C))

	1.	TOTAL OUTSTANDING DEBT LESS CASH AND CASH EQUIVALENTS FOR THE PERIOD COMMENCING ON [ ] AND ENDING ON [ ]:		$

	2.	LINE C1 MUST BE LESS THAN:		$

	3.	BORROWER IS IN COMPLIANCE (CHECK YES OR NO):			☐ YES / ☐ NO
D.		MINIMUM NEW RECURRING BOOKINGS (SECTION 5.09 (D))

	1.	NEW RECURRING BOOKINGS FOR THE PERIOD COMMENCING ON [ ] AND ENDING ON [ ]:		$

	2.	LINE D1 MUST BE GREATER THAN:		$

	3.	BORROWER IS IN COMPLIANCE (CHECK YES OR NO):			☐ YES / ☐ NO
E.		NET LEVERAGE RATIO (SECTION 5.09(E))

	1.	LESSER OF (A) $17,500,000:A1 AND (B) LINE B1:A1			[ ]

	2.	LINE E1 MUST BE GREATER THAN:			[ ]

	3.	BORROWER IS IN COMPLIANCE (CHECK YES OR NO):			☐ YES / ☐ NO

F.	MAXIMUM OTHER INDEBTEDNESS (SECTION 6.03)

	1. CAPITAL LEASES OF BORROWER AND EACH SUBSIDIARY GUARANTOR CURRENTLY OUTSTANDING:	$

	2. LINE F1 MUST NOT BE GREATER THAN:		$4,600,000.00

	3. BORROWER IS IN COMPLIANCE (CHECK YES OR NO):		☐ YES / ☐ NO
G.	TRANSFER OF ASSETS (SECTION 6.04(B))

	1. AMOUNT OF ASSETS DISPOSED BY BORROWER AND EACH SUBSIDIARY GUARANTOR IN A SINGLE TRANSACTION NOT COVERED BY SECTION 6.04(B)(II)(A) – SECTION 6.04(B)(II)(E):	$

	2. AGGREGATE AMOUNT OF ASSETS DISPOSED BY BORROWER AND EACH SUBSIDIARY GUARANTOR IN ALL TRANSACTIONS NOT COVERED BY SECTION 6.04(B)(II)(A) – SECTION 6.04(B)(II)(E):	$

	3. LINE G1 MUST NOT BE GREATER THAN:		$1,150,000.00

	4. LINE G2 MUST NOT BE GREATER THAN:		$5,750,000.00

	5. BORROWER IS IN COMPLIANCE (CHECK YES OR NO):		☐ YES / ☐ NO
H.	GUARANTIES (SECTION 6.05)

	1. ALL GUARANTEES BY BORROWER AND EACH SUBSIDIARY GUARANTOR NOT COVERED BY SECTION 6.05(A), (B) OR (C):	$

	2. LINE H1 MUST NOT BE GREATER THAN:		$1,150,000.00

	3. BORROWER IS IN COMPLIANCE (CHECK YES OR NO):		☐ YES / ☐ NO
I.	LOANS, ADVANCES AND INVESTMENTS (SECTION 6.06)

	1. AGGREGATE AMOUNT OF CASH ACQUISITION CONSIDERATION FOR ALL PERMITTED ACQUISITIONS:	$

	2. INTERCOMPANY LOANS OR ADVANCES TO ANY SUBSIDIARY OF BORROWER	$

	3. ANY EVENTS OF DEFAULT AT THE TIME OF, OR RESULTING FROM, ANY LOANS OR ADVANCES DESCRIBED IN LINE I2?		☐ YES / ☐ NO

	4. AVAILABILITY PLUS QUALIFIED CASH IN EXCESS OF $8,500,000 AT THE TIME OF, AND AFTER GIVING EFFECT TO, ANY LOANS OR ADVANCES DESCRIBED IN LINE I2?		☐ YES / ☐ NO

	5. ALL LOANS, ADVANCES OR INVESTMENTS NOT COVERED BY SECTION 6.06(A) THROUGH (G):	$

	6. ALL ADVANCES TO EMPLOYEES IN THE ORDINARY COURSE OF BUSINESS:	$

	7. LINE I1 MUST NOT BE GREATER THAN:		$46,000,000.00

	8. LINE I5 MUST NOT BE GREATER THAN:		$287,500.00

	9. LINE I6 MUST NOT BE GREATER THAN:		$1,150,000.00

	10. BORROWER IS IN COMPLIANCE (CHECK YES OR NO):		☐ YES / ☐ NO
J.	DIVIDENDS, DISTRIBUTIONS (SECTION 6.07)

1. AGGREGATE OF ALL REPURCHASES OF BORROWER’S OR ANY SUBSIDIARY’S STOCK DURING THE PRIOR TWELVE CONSECUTIVE MONTH PERIOD (EXCLUDING REPURCHASES OF BORROWER’S OR ANY SUBSIDIARY’S COMMON STOCK OR COMMON STOCK OPTIONS OF ITS PRESENT OR FORMER OFFICERS OR EMPLOYEES UPON THE DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT OF SUCH OFFICER OR EMPLOYEE):

$

2. AGGREGATE OF ALL REPURCHASES OF BORROWER’S OR ANY SUBSIDIARY’S STOCK AS OF THE DATE OF THIS COMPLIANCE CERTIFICATE (EXCLUDING REPURCHASES OF BORROWER’S OR ANY SUBSIDIARY’S COMMON STOCK OR COMMON STOCK OPTIONS OF ITS PRESENT OR FORMER OFFICERS OR EMPLOYEES UPON THE DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT OF SUCH OFFICER OR EMPLOYEE):

$

3. AGGREGATE OF ALL REPURCHASES OF BORROWER’S OR ANY SUBSIDIARY’S COMMON STOCK OR COMMON STOCK OPTIONS OF ITS PRESENT OR FORMER OFFICERS OR EMPLOYEES UPON THE DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT OF SUCH OFFICER OR EMPLOYEE DURING THE PRIOR TWELVE CONSECUTIVE MONTH PERIOD:

	$

4. LINE J1 MUST NOT BE GREATER THAN		$900,000.00

5. LINE J2 MUST NOT BE GREATER THAN		$2,900,000.00

6. LINE J3 MUST NOT BE GREATER THAN		$2,500,000.00

7. ANY EVENTS OF DEFAULT AT THE TIME OF EACH SUCH REPURCHASE?		☐ YES / ☐ NO

8. BORROWER IS IN COMPLIANCE (CHECK YES OR NO):		☐ YES / ☐ NO

EXHIBIT B

EXHIBIT D TO

CREDIT AGREEMENT

[FORM OF] SECOND AMENDED AND RESTATED PROMISSORY NOTE

$[ ]	Palo Alto, California [ ], [ ]

FOR VALUE RECEIVED, the undersigned SABA SOFTWARE, INC., a Delaware corporation (“Borrower”) promises to pay to VECTOR TRADING (CAYMAN), LP, an exempted limited partnership organized under the laws of the Cayman Islands (together with its registered successors and assigns, “Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of [            ] Dollars($[            ]), or so much thereof as may be outstanding, with interest thereon, at the rates specified herein and on the dates specified in the Credit Agreement.

DEFINITIONS:

As used herein, the following terms shall have the meanings set forth after each definition, any other term defined in this Promissory Note shall have the meaning set forth at the place defined, and any capitalized terms used herein without definition shall have the meaning set forth in that certain Credit Agreement, dated as of July 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Subsidiary Guarantors party thereto from time to time, and Lender:

(a) “Applicable Margin” means, as of any date of determination 13.5 percentage points per annum; provided that as of any date of determination, upon any occurrence of (i) a Financial Statement Event and/or a NASDAQ Listing Event, (ii) Borrower’s EBITDA exceeding $15,000,000, for the trailing twelve (12) months as stated on any of Borrower’s quarterly financial statements delivered to Lender and/or (iii) Borrower’s election to pay PIK Interest, “Applicable Margin” shall be defined per the table below:

	Financial Statement Event and/or NASDAQ Listing Event		No Financial Statement Event and no NASDAQ Listing Event

EBITDA > $15,000,000	Cash Interest	10.50 percentage points	Cash Interest	11.50 percentage points
	PIK Interest	11.50 percentage points	PIK Interest	12.50 percentage points

EBITDA ≤ $15,000,000	Cash Interest	12.50 percentage points	Cash Interest	13.50 percentage points
	PIK Interest	13.50 percentage points	PIK Interest	14.50 percentage points

(b) “Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

(c) “Daily One Month LIBOR” means, for any day, the rate of interest equal to LIBOR then in effect for delivery for a one (1) month period.

(d) “LIBOR” means the greater of:

(x) the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

and

(y) 1.25 percent per annum.

(i) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Lender (A) for the purpose of calculating effective rates of interest for loans making reference to LIBOR, as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Lender for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies, or (B) for the purpose of calculating effective rates of interest for loans making reference to the Daily One Month LIBOR Rate, as the Inter-Bank Market Offered Rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of such loans. Borrower understands and agrees that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(ii) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the applicable term of this Note.

INTEREST:

(e) Interest. Except as otherwise set forth in this Promissory Note, the outstanding principal balance of this Promissory Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at LIBOR as in effect as of the date hereof plus the Applicable Margin.

(f) Payment of Interest. Interest accrued on this Promissory Note shall be payable quarterly in arrears on the first Business Day of each of January, April, July and October (each an “Interest Payment Date”) using a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each, except that the interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said three hundred sixty (360) day year. Interest shall accrue from, and including, the first (1st) day of the prior calendar month and ending on the last day of the prior calendar month; in each case without adjustment for any Business Day convention; provided that the first accrual period shall commence on the date hereof. Interest shall be payable in cash, and at the option of Borrower, upon written notice to Lender (delivered no later than fifteen (15) days prior to the applicable Interest Payment Date), be in the form of “payment in kind interest” (“PIK Interest”); provided that Borrower may not elect to pay more than fifty percent (50%) of any interest accrued and payable in PIK Interest. On each Interest Payment Date, accrued but unpaid cash interest shall be paid, and the accrued PIK Interest shall be deemed paid by increasing the outstanding principal balance by the amount of such PIK Interest.

(g) Default Interest. From and after the Maturity Date of this Promissory Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, or at Lender’s option upon the occurrence, and during the continuance of an Event of Default, the outstanding principal balance of this Promissory Note shall bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above LIBOR as in effect as of the date hereof plus the Applicable Margin; provided, however, that if none of the remedies set forth in Section 7.02 have been exercised, such rate shall be equal to: (i) in the ninety days following the first one hundred eighty (180) days in which such Event of Default exists and continues, three percent (3%) above LIBOR as in effect as of the date hereof plus the Applicable Margin; and (ii) for each day after the first two hundred seventy (270) days in which such Event of Default exists and continues, four percent (4%) above LIBOR as in effect as of the date hereof plus the Applicable Margin.

REPAYMENT:

(h) Repayment. Borrower may from time to time during the term of this Promissory Note, partially or wholly repay this Promissory Note, subject to all of the limitations, terms and conditions of this Promissory Note, the Credit Agreement, and of any document executed in connection with or governing this Promissory Note. The unpaid principal balance of this Promissory Note at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Promissory Note shall be due and payable in full on July 5, 2018.

EVENTS OF DEFAULT:

(i) This Promissory Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement. Any default in the payment or performance of any obligation under this Promissory Note, or any defined event of default under the Credit Agreement, shall constitute an “Event of Default” under this Promissory Note.

MISCELLANEOUS:

(j) Remedies. Upon the occurrence and during the continuance of any Event of Default, the holder of this Promissory Note, at the holder’s option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the holder’s in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder’s rights and/or the collection of any amounts which become due to the holder under this Promissory Note, and the prosecution or defense of any action in any way related to this Promissory Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower or any other person or entity.

(k) Intercreditor Agreement. Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Promissory Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Promissory Note, the terms of the Intercreditor Agreement shall govern and control.

(l) Registered Obligation. The Borrower shall promptly record in the Register pursuant to Section 8.04(b) any assignment of this Promissory Note. Notwithstanding anything else in this Promissory Note and the Credit Agreement to the contrary, the right to the principal of, and interest on, the Loan shall be transferred only if the transfer is recorded in the Register or if the transfer is otherwise made in a manner consistent with the “registered obligation” requirements as set forth in Section 8.04(b). This Promissory Note may not at any time be endorsed to bearer.

(m) ORIGINAL ISSUE DISCOUNT. THIS PROMISSORY NOTE IS ISSUED WITH OID. A HOLDER OF THIS PROMISSORY NOTE MAY CONTACT THE CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE BORROWER, AT 2400 BRIDGE PARKWAY, REDWOOD SHORES, CA 94065 FOR INFORMATION CONCERNING THE ISSUE PRICE, AMOUNT OF OID AND YIELD TO MATURITY OF THIS PROMISSORY NOTE.

(n) Governing Law. This Promissory Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws that would result in the application of the law of any other jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first written above.

SABA SOFTWARE, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED PROMISSORY NOTE